Second Quarter 2018 Results August 21, 2018 CLASSIFIED – INTERNAL USE ONLY

Forward-Looking Statements Forward-looking statements in this presentation regarding the Company’s future performance, restaurant sales and guest traffic, earnings per share, new restaurant openings, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company’s strategic initiatives including the Company’s affordability initiatives to drive traffic and sales; the effectiveness of the Company’s marketing strategies and promotions to achieve restaurant sales growth; the cost and availability of key food products, labor, and energy; the ability to achieve anticipated revenue and cost savings from anticipated new technology systems and tools in the restaurants; the ability to develop, test, implement and increase online ordering, to-go services, catering, and other off-premise sales; the ability to increase labor productivity through alternative labor models, and to train our workforce for service execution complexities related to growth of multiple revenue streams in the restaurant; our ability to repurchase shares at all or at the times or in the amounts we currently anticipate or to achieve anticipated benefits of a share repurchase program; availability of capital or credit facility borrowings; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; the impact of federal, state, and local regulation of the Company’s business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission. This presentation may also contain non-GAAP financial information. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of the Company’s financial performance, identifying trends in results, and providing meaningful period-to-period comparisons. For a reconciliation of non-GAAP measures presented in this document, see the Appendix of this presentation or the Schedules to the Q2 press release posted on redrobin.com.

Red Robin Q2-2018 Results • Total revenues decreased 0.6% • Off-premise sales increased to 9.6% of total food and beverage sales • Comparable restaurant revenue decreased 2.6% (using constant currency rates) • Comparable restaurant guest counts decreased 0.7% • Restaurant labor costs as a percentage of restaurant revenue improved 40 bps to 34.3% • Loss per diluted share were $0.14 compared to earnings per diluted share of $0.53 in Q2 2017. Adjusted diluted EPS(1) were $0.46 compared to $0.61 in Q2 2017 • Opened 2 new Red Robin® restaurants (1) See reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures in Appendix.

What Sets Us Apart • Craveable, Customizable Gourmet Burgers • Attentive Service at Appropriate Speed • Affordable Abundance

Regaining Our Momentum • Organize and train restaurant teams to manage both dine-in and off- premise • Repurpose some locations to support delivery and catering • Optimize number and pricing of Tavern Double value lineup • LTO news on Finest and Gourmet burgers Much better execution, improved promotional balance

Financial Update

Q2-18 Sales Highlights

	Q2-18 (12 Weeks)	Q2-17 (12 Weeks)	Change	Q2-18 YTD (28 Weeks)	Q2-17 YTD (28 Weeks)	Change
Restaurant revenue (millions)	$310.4	$312.4	-0.6%	$725.1	$725.8	-0.1%
Total company revenues (millions)	$315.4	$317.3	-0.6%	$736.9	$737.9	-0.1%
Company-owned comp revenue[(1)(2)]	-2.6%	0.5%		-1.7%	-0.4%	
Price/Mix	-1.9%	-0.5%		-1.5%	0.1%	
Guest counts	-0.7%	1.0%		-0.2%	-0.5%	
Franchised comp revenue[(2)]	1.2%	-1.9%		0.2%	-2.7%	
Company avg. weekly revenue/unit[(1)] – total	$53,341	$55,288	-3.5%	$53,548	$55,403	-3.3%
Company avg. weekly revenue/unit[(1)(3)] – comp	$53,632	$55,123	-2.7%	$53,906	$55,380	-2.7%
Avg. weekly restaurant level operating profit/unit[(1)] – comp	$10,438	$11,542	-9.6%	$10,708	$11,300	-5.2%
Operating weeks	5,819	5,655	2.9%	13,541	13,117	3.2%
Net Sales/ sq. ft (TTM)	$446	$447	-0.2%			

(1) Calculated at constant currency rates
(2) Comparable revenue growth is calculated by comparing the same calendar weeks which, for the second quarter of 2017, exclude the first week of the second quarter of 2017 and include the first week of the third quarter of 2017
(3) Using the same calendar weeks as compared to the second quarter 2018, the average weekly sales per unit in the second quarter of 2017, using constant currency rates, was $55,063 resulting in a change of -2.6%. Using the same calendar weeks as compared to the twenty-eight weeks ended July 15, 2018, the average weekly sales per unit for twenty-eight weeks in 2017, using constant currency rates, was $54,803 resulting in a change of -1.7%

Comparable Restaurant Revenue Trend(1) 5.00% 3.00% 2.7% 1.00% 0.5% -0.1% -1.00% -0.9% -1.2% -3.00% -2.60% -2.6% -3.2% -3.6% -4.3% -5.00% Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 (1) Calculated at constant currency rates

Eight Consecutive Quarters of Traffic Outperformance vs. Competitors 5.0% 4.0% 4.0% 3.6% 3.6% 3.0% 2.2% 2.3% 2.0% 1.6% 1.2% 1.2% 1.0% 0.0% -0.6% -1.0% -0.9% -2.0% Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Source: Based on Black Box Intelligence Casual Dining (All Cuisine) peers as of 7/15/2018

Two Year Traffic Outperformance vs. Competition 6.5% 5.8% 5.5% 5.2% 5.2% 4.5% 3.5% 3.5% 3.0% 2.5% 1.5% 0.5% 0.3% -0.5% -1.5% -2.5% 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Source: Based on Black Box Intelligence Casual Dining (All Cuisine) peers as of 7/15/2018

(1)(2) Restaurant Level Operating Profit Margins 25.0% 24.0% 23.0% 22.8% 22.0% 21.3% 21.4% 21.0% 20.8% 20.5% 20.0% 20.0% 19.8% 19.3% 19.1% 19.0% 18.6% 18.0% 17.0% 16.0% Q1 Q2 Q3 Q4 2016 2017 2018 (1) See Appendix for reconciliation of non-GAAP restaurant-level operating profit to net income (loss) (2) Prior period local marketing costs have been reclassified from Other operating to Selling to conform with the current period presentation

Q2-18 Restaurant Results % of Restaurant % of Restaurant Revenue Revenue Favorable Q2-18 Q2-17 (Unfavorable) Cost of sales 24.1% 23.7% (40 bps) Labor 34.3% 34.7% 40 bps Other operating 13.7% 12.8% (90 bps) Occupancy 8.5% 8.0% (50 bps) Restaurant Level Operating Profit(1) 19.3% 20.8% (150 bps) (1) See Appendix for reconciliation of non-GAAP restaurant-level operating profit to net income (loss)

Significant Productivity Improvement US Comp Locations Labor Productivity Improvement Year over Year 14.0% 11.8% 12.0% 10.9% 10.0% 8.0% 6.3% 6.0% 4.0% 2.4% 2.0% 1.6% 0.0% -0.8% -2.0% Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18

Adjusted EBITDA(1) $55.0 $50.0 $48.9 $45.8 $45.0 $42.4 $40.0 $35.8 $35.0 $33.5 $32.3 $30.0 $28.8 $29.2 $26.8 $25.5 $25.0 $20.0 $15.0 $10.0 Q1 Q2 Q3 Q4 2016 2017 2018 (1) See Appendix for reconciliation of non-GAAP Adjusted EBITDA to Net Income (Loss)

Adjusted Earnings Per Diluted Share $1.35 $1.27 $1.15 $0.95 $0.89 $0.78 $0.75 $0.75 $0.69 $0.61 $0.55 $0.46 $0.38 $0.35 $0.35 $0.21 $0.15 Q1 Q2 Q3 Q4 2016 2017 2018 See Appendix for reconciliation of non-GAAP Adjusted Earnings Per Diluted Share to Earnings (Loss) Per Diluted Share

In Closing

Appendix

CLASSIFIED – INTERNAL USE 18 Adjusted Net Income(1) ($ in millions) $18.0 $17.6 $16.0 $14.0 $12.0 $11.6 $10.3 $10.2 $10.0 $9.1 $7.9 $8.0 $6.0 $6.0 $5.0 $4.5 $4.0 $2.7 $2.0 Q1 Q2 Q3 Q4 2016 2017 2018 (1) See Appendix for reconciliation of non-GAAP Adjusted Net Income to Net Income (Loss) 18

Cash Flow from Operations ($ in Millions) $80.0 $70.0 $70.0 $60.0 $57.0 $50.0 $42.5 $40.0 $34.7 $35.0 $30.0 $27.6 $24.6 $20.0 $20.0 $16.9 $10.0 $4.3 $0.0 Q1 Q2 Q3 Q4 2016 2017 2018

Q2-18 Commodity Update % of Total COGS in Market vs. Contract Q2-18 Steak fries 13.5% 100% contracted through 10/19 Ground beef 13.5% Market Poultry 9.9% 100% contracted though 1/19 Produce 7.5% 70% contracted through 10/18 Bacon 100% contracted through 9/18; Meat 6.8% Prime rib 100% contracted through 12/18 Bread 6.1% Frozen bread 100% contracted through 12/18 Seafood 2.7% Cod and Shrimp 100% contracted through 12/18 Fry oil 1.8% 100% contracted through 6/19

Reconciliation of Adjusted Net Income to Net Income (Loss) and Adjusted Earnings Per Diluted Share to Earnings (Loss) Per Diluted Share

($ in thousands, except per share data)

	2016				2017				2018	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Net income (loss) as reported	$ 14,225	$ 7,552	$ (1,300)	$ (8,752)	$ 11,567	$ 6,931	$ 2,714	$ 8,807	$ 4,380	$ (1,874)
Adjustments to net income (loss):										
Asset impairment and restaurant closure costs	825	3,860	9,321	20,420	-	1,584	-	5,330	-	9,643
Litigation contingencies	3,900	-	-	-	-	-	-	-	4,000	
Spiral menu disposal	-	-	-	-	-	-	-	-	-	506
Reorganization costs	-	-	-	1,322	-	-	-	-	2,287	466
Income tax (expense) benefit of adj.	(1,356)	(1,153)	(2,993)	(8,470)	-	(618)	-	(1,175)	(1,617)	(2,777)
Deferred tax liability remeasurement due to Tax Cuts and Jobs Act	-	-	-	-	-	-	-	(2,808)	-	-
Adjusted net income	17,594	10,259	5,028	4,520	11,567	7,897	2,714	10,154	9,050	5,964
Diluted net income (loss) per share[1]:										
Net income (loss) as reported	$ 1.03	$ 0.55	$ (0.10)	$ (0.68)	$ 0.89	$ 0.53	$ 0.21	$ 0.68	$ 0.34	$ (0.14)
Adjustments to net income (loss):										
Asset impairment and restaurant closure costs	0.06	0.28	0.70	1.58	-	0.12	-	0.41	-	0.74
Litigation contingencies	0.28	-	-	-	-	-	-	-	0.30	-
Spiral menu disposal	-	-	-	-	-	-	-	-	-	0.04
Reorganization costs	-	-	-	0.10	-	-	-	-	0.17	0.04
Income tax (expense) benefit of adj.	(0.10)	(0.08)	(0.22)	(0.65)	-	(0.04)	-	(0.09)	(0.12)	(0.22)
Deferred tax liability remeasurement due to Tax Cuts and Jobs Act	-	-	-	-	-	-	-	(0.22)	-	-
Adjusted EPS - diluted	$ 1.27	$ 0.75	$ 0.38	$ 0.35	$ 0.89	$ 0.61	$ 0.21	$ 0.78	$ 0.69	$ 0.46

(1) For the third and fourth quarters of 2016, and the second quarter of 2018, the impact of dilutive shares is included in the calculations as the adjustments for the quarter resulted in adjusted net income. In the fourth quarter of 2016, the calculation for Asset impairment and restaurant closure costs includes $0.01 related to the effect of the diluted shares on net loss per share as reported.

Restaurant Level Operating Profit Reconciliation to Income from Operations and Net Income (Loss)

($ in thousands)

	2016				2017				2018	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Restaurant revenue	$ 396,770	$ 302,117	$ 293,858	$ 287,924	$ 413,451	$ 312,351	$ 301,100	$ 338,154	$ 414,702	$ 310,392
Restaurant operating costs[1]:										
Cost of sales	92,325	70,831	69,447	65,646	94,607	73,903	71,642	80,203	98,515	74,874
Labor	132,984	102,847	102,294	101,107	145,519	108,422	106,205	115,286	143,015	106,476
Other operating[2]	48,587	38,986	40,834	39,319	52,064	40,057	41,454	44,734	55,025	42,668
Occupancy	32,498	24,905	25,121	24,884	33,119	25,140	25,868	28,626	35,010	26,460
Restaurant-level operating profit	90,376	64,549	56,161	56,968	88,142	64,828	55,932	69,309	83,137	59,914
Add – Franchise and other revenue[2]	7,670	4,957	4,934	4,957	7,178	4,959	4,599	5,770	6,817	4,996
Deduct – Other operating:										
Depreciation and amortization	23,951	19,159	21,468	22,117	28,044	21,173	21,258	22,070	29,193	22,323
General and administrative expenses	31,980	19,972	20,328	19,015	30,913	21,927	18,562	21,874	28,588	20,408
Selling[2]	14,843	13,862	11,830	12,803	17,050	14,361	15,152	16,818	17,730	15,209
Pre-opening and acquisition costs	2,372	2,238	2,382	1,033	1,855	1,377	1,503	835	1,137	569
Other charges[2]	4,725	3,860	9,321	21,742	-	1,584	-	5,330	6,287	10,615
Total other operating	77,871	59,091	65,328	76,710	77,862	60,422	56,475	66,927	82,935	69,124
Income (loss) from operations	20,175	10,415	(4,235)	(14,785)	17,458	9,366	4,056	8,152	7,019	(4,214)
Interest expense, net and other	1,638	1,486	1,612	2,046	2,984	2,453	2,032	2,543	3,407	2,385
Income tax expense (benefit)	4,312	1,377	(4,547)	(8,079)	2,907	(18)	(690)	(3,198)	(768)	(4,725)
Total other	5,950	2,863	(2,935)	(6,033)	5,891	2,435	1,342	(655)	2,639	(2,340)
Net income (loss)	$ 14,225	$ 7,552	$ (1,300)	$ (8,752)	$ 11,567	$ 6,931	$ 2,714	$ 8,807	$ 4,380	$ (1,874)

(1) Excluding depreciation and amortization, which is shown separately.

(2) Certain amounts presented in prior periods have been reclassified to conform with the current period presentation.

EBITDA and Adjusted EBITDA Reconciliation to Net Income (Loss) ($ in thousands) 2016 2017 2018 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Net income (loss) as reported $ 14,225 $ 7,552 $ (1,300) $ (8,752) $ 11,567 $ 6,931 $ 2,714 $ 8,807 $ 4,380 $ (1,874) Adjustments to net income (loss): Income tax expense (benefit) 4,312 1,377 (4,547) (8,079) 2,907 (18) (690) (3,198) (768) (4,725) Interest expense, net 1,655 1,555 1,822 2,161 3,249 2,626 2,222 2,821 3,277 2,458 Depreciation and amortization 23,951 19,159 21,468 22,117 28,044 21,173 21,258 22,070 29,193 22,323 EBITDA $ 44,143 $ 29,643 $ 17,443 $ 7,447 $ 45,767 $ 30,712 $ 25,504 $ 30,500 $ 36,082 $ 18,182 Asset impairment and restaurant closure 825 3,860 9,321 20,420 - 1,584 - 5,330 - 9,643 costs Litigation contingencies 3,900 - - - - - - - 4,000 - Spiral menu disposal - - - - - - - - - 506 Reorganization costs - - - 1,322 - - - - 2,287 466 Adjusted EBITDA $ 48,868 $ 33,503 $ 26,764 $ 29,189 $ 45,767 $ 32,296 $ 25,504 $ 35,830 $ 42,369 $ 28,797